UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 9, 2021
NantHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9920 Jefferson Boulevard
Culver City, California 90232
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 883-1300

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §(§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements; 2021 Goals and Objectives

On September 9, 2021, the compensation committee of the Board (the “Committee”) granted the following options at an exercise price of $1.96 (the closing price on September 9, 2021):

Patrick Soon-Shiong, M.D.    CEO        1,000,000
Ron Louks            COO         650,000
Bob Petrou            CFO         500,000

In addition, the Committee reviewed and approved metrics with regard to the chief operating and chief financial officers’ targeted annual cash bonus relating to the company’s goals for 2021 including: bookings, debt levels, investor relations and product strategy.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NantHealth, Inc.

Date:	September 14, 2021	By:	/s/ Bob Petrou
Bob Petrou
Chief Financial Officer